Exhibit 99.(p)(5)

LAM Compliance Manual

Appendix L

Code of Ethics and Personal Investment Policy

CODE OF ETHICS AND PERSONAL INVESTMENT POLICY

For

Lazard Asset Management LLC
Lazard Asset Management Securities LLC
Lazard Asset Management (Canada), Inc.

And

Certain Registered Investment Companies

This Code of Ethics and Personal Investment Policy (the “Policy” or this “Code”) has been adopted by Lazard Asset Management LLC, Lazard Asset Management Securities LLC, Lazard Asset Management (Canada), Inc. (collectively “LAM”), and the U.S.-registered investment companies advised, managed or sponsored by LAM that have adopted this Policy (“LAM Funds”), to set forth (A) the standards of business conduct expected of Covered Persons (as defined below) and (B) certain procedures designed to minimize conflicts and potential conflicts of interest between LAM employees and LAM’s Clients (including the LAM Funds), and between LAM Fund directors or trustees (“Directors”) and the LAM Funds. The Policy is intended to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”), Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”) and NFA Compliance Rule 2-9. Section II of the Policy, in particular, is designed to prevent fraudulent or manipulative practices, including such practices respecting purchases or sales of Securities held or to be acquired by LAM Client accounts. It is also designed to prevent such practices, including short-term trading or “market timing,” as they relate to Covered Persons’ investments in open-end mutual funds whether or not managed by LAM.

All employees of LAM, including employees who serve as Fund officers or directors, are treated as access persons under the Advisers Act. They are herein referred to as “Covered Persons,” and are required to adhere to this Policy as well as all laws and regulations applicable to LAM’s business activities. Consultants to LAM also may be deemed Covered Persons by LAM’s Chief Compliance Officer and his/her designees. Additionally, all Directors of the Funds are subject to this Policy as indicated below.

I.	Statement of Principles

LAM is an investment adviser registered with the Securities and Exchange Commission and offers discretionary and non-discretionary asset management services to its Clients, including the Funds. Accordingly, LAM and its employees serve as fiduciaries to these Clients. This fiduciary relationship requires LAM and Covered Persons to adhere to the highest standards of ethical conduct and seek to avoid even the appearance of improper behavior. In addition, when acting as fiduciaries LAM and Covered Persons must place the interests of the firm’s Clients above their own. (Detailed descriptions of LAM’s fiduciary duties are set forth in Section 1 of the LAM Compliance Manual.)

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In order to promote compliance with these fiduciary duties, and to manage potential conflicts of interest, LAM has adopted without limitation:

•	The personal investment procedures set forth in Section II of this Policy;

•	Restrictions on the provision and receipt of gifts and business entertainment, as set forth in Section 33 of the LAM Compliance Manual;

•	The political contribution pre-clearance requirements set forth in Section 36 of the LAM Compliance Manual;

•	The outside business activity pre-clearance requirements set forth in Section 34 of the LAM Compliance Manual;

•	The policies promoting best execution and prohibiting directed brokerage consistent with Rule 12b-1(h)(1) under the 1940 Act, as set forth in Section 16 of the Compliance Manual;

•	The insider trading and Lazard Information Barrier policies set forth in Section 32 of the LAM Compliance Manual; and

•	Policies requiring adherence to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, as set forth in Section 4 of the LAM Compliance Manual.

LAM employees are also bound by the Lazard Ltd Code of Business Conduct and Ethics, a copy of which is published on Lazard.com.

Ensuring compliance with the firm’s policies and applicable laws is the responsibility of every Covered Person. LAM employees are required to report suspected violations to their supervisors or the LAM Legal & Compliance Department. As a matter of policy, LAM will not retaliate against individuals who report suspected violations in good faith. (Details of LAM’s non-retaliation policy may be found in Section 1 of the LAM Compliance Manual.)

II.	Personal Investment Policy & Procedures

A.	Overview

All Covered Persons owe a fiduciary duty to LAM’s Clients when conducting their personal investment transactions. Covered Persons must place the interest of Clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the Clients. The fundamental standard to be followed in personal securities transactions is that Covered Persons and Directors may not take inappropriate advantage of their positions.

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Covered Persons are reminded that they also are subject to other policies of LAM, including the policies noted above concerning insider trading and the receipt of gifts and entertainment. It bears noting that Covered Persons must never trade in a security while in possession of material, non-public information about the issuer or the market for those securities, even if the Covered Person has satisfied all other requirements of this policy.

LAM’s Chief Compliance Officer shall be responsible for supervising the firm’s implementation of this Code and all record-keeping functions mandated hereunder, including the review of all initial and annual holding reports as well as the quarterly transactions reports described below. The Chief Compliance Officer may delegate certain of the functions under this Policy to others in the Legal & Compliance Department, and shall promptly report to LAM’s General Counsel or the Chief Executive Officer all material violations of, or material deviations from, this Policy. This Policy will be delivered as appropriate to the Directors, who also will be asked to approve any material amendments to the Policy.

B.	Definitions

“Investment Personnel” of a LAM Fund or LAM, for purposes of this Policy, includes:

1.	Any employee of the LAM Fund or LAM (or of any company in a control relationship to the LAM Fund or LAM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the LAM Fund.

2.	Any natural person who controls the LAM Fund or LAM and who obtains information concerning recommendations made to the LAM Fund regarding the purchase or sale of securities by the LAM Fund.

“Personal Securities Accounts,” for purposes of this Policy include any account in or through which a Security can be purchased or sold, which includes, but is not limited to, a brokerage account; a custody account; a bank account; an individual retirement account; a 401(k) plan account that allows investments in Securities beyond open-end mutual funds; and variable annuity accounts or variable life insurance policies that allow investments in Securities beyond open-end mutual funds. Such Personal Securities Accounts include:

1.	Accounts in the Covered Person’s or Director’s name or accounts in which the Covered Person or Director has a direct or indirect beneficial interest (a definition of Beneficial Ownership is included in Exhibit A);

2.	Accounts in the name of the Covered Person’s or Director’s spouse;

3.	Accounts in the name of children under the age of 18, whether or not living with the Covered Person or Director, and accounts in the name of relatives or other individuals
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living with the Covered Person or Director or for whose support the Covered Person or Director is wholly or partially responsible (together with the Covered Person’s or Director’s spouse and minor children, “Related Persons”); 44

4.	Accounts in which the Covered Person or Director or any Related Person directly or indirectly controls, participates in, or has the right to control or participate in, investment decisions.

For purposes of this Policy, Personal Securities Accounts do not include the following, and each such Account and any transaction in Securities in such Account are not subject to Section II.C through Section II.I of this Policy45:

1.	Estate or trust accounts in which a Covered Person or Related Person has a beneficial interest, but no power to affect investment decisions, and fully discretionary accounts managed by LAM, another registered investment adviser, a registered representative of a registered broker-dealer or another person/entity approved by the Legal & Compliance Department are permitted to be excepted from the definition if, (i) for Covered Persons and Related Persons, the Covered Person receives permission from the Legal & Compliance Department, and (ii) for all persons covered by this Code, there is no communication between the adviser (or such other approved person/entity) to the account and such person with regard to investment decisions prior to execution;

2.	Other accounts over which the Covered Person or Related Person has no direct or indirect influence or control, provided the Covered Person obtains consent to maintain the account, and permission to be excepted from the definition, by the Legal & Compliance Department;

3.	401(k) plan account and similar retirement accounts that permit the participant to invest only in open-end mutual funds and where the Covered Person or Related Person agrees not to invest in any LAM Funds or Sub-Advised Funds;[46]

4.	Accounts that may only invest in open-end mutual funds that are not LAM Funds or Sub-Advised Funds, or similar accounts (e.g., direct investment accounts at mutual fund sponsor firms, variable annuity/life contracts issued by investment companies registered under the 1940 Act) where the Covered Person or Related Person agrees not to invest in any LAM Funds or Sub-Advised Funds.

5.	Qualified state tuition programs (also known as “529 Programs”) where investment options and frequency of transactions are limited by state or federal laws.

44 Unless otherwise indicated, all provisions of this Code apply to Related Persons.

45 Except that Investment Personnel of a LAM Fund or LAM are not exempt from Section II.D.1 through Section II.D.5 of this Policy with respect to transactions in Securities through such accounts.

46 In particular, LAM employee 401(k) accounts at Fidelity are not Personal Securities Accounts. However, Fidelity Broker-Link brokerage accounts that are linked to employee 401(k) accounts are Personal Securities Accounts.

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A “Security” or “Securities,” for purposes of this Policy, generally includes any instrument defined in Section 2(a)(36) of the 1940 Act, including the following:

1.	stocks

2.	corporate bonds

3.	shares of closed-end funds, exchange-traded funds (commonly referred to as “ETFs”), exchange-traded notes (“ETNs”) and unit investment trusts

4.	shares of open-end mutual funds (including the LAM Funds or any mutual fund for which LAM serves as a sub-adviser (“Sub-Advised Funds”))[47]

5.	interests in hedge funds

6.	interests in private equity funds

7.	limited partnerships

8.	private placements or unlisted securities

9.	debentures, and other evidences of indebtedness, including senior debt and, subordinated debt

10.	investment, commodity or futures contracts

11.	all derivative instruments such as swaps, options, warrants and structured securities

For purposes of this Policy, a Security does not include:

1.	money market mutual funds

2.	U.S. Treasury obligations (including state and municipal securities collateralized by U.S. Treasury obligations)

3.	mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government
4.	bankers’ acceptances

5.	bank certificates of deposit

6.	commercial paper

7.	high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody’s), including repurchase agreements.

8.	Lazard-sponsored and managed employee securities companies or “ESC Funds”

C.	Opening and Maintaining Employee Accounts

47 A current list of Sub-Advised Funds is maintained by LAM’s operations group and shared with the Legal & Compliance Department and is available to employees upon request.

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All Covered Persons and their Related Persons must generally maintain their Personal Securities Accounts at a broker-dealer approved by the Legal & Compliance Department which will electronically transmit Personal Securities Account information to the Compliance Science System (the “Approved Broker-Dealers”). Covered Persons and their Related Persons who have Personal Securities Accounts at a broker-dealer that is not capable of transmitting information to the Compliance Science System electronically generally will be required to transfer such Accounts to an Approved Broker-Dealer (including Fidelity Investments and Charles Schwab). A list of Approved Broker-Dealers is set forth in Exhibit B.

In rare cases, LAM’s Chief Compliance Office or his/her designee may allow Covered Persons or Related Persons to maintain Personal Securities Accounts at firms other than Approved Broker-Dealers where (A) Approved Broker-Dealers do not offer a particular investment product or service desired by the Covered Person or Related Person, or (B) a Related Person must maintain their Accounts at a specific broker-dealer, by reason of their employment, or (C) in other exceptional circumstances. Covered Persons may submit a request for exemption to the Legal & Compliance Department. For any Personal Securities Account not maintained at an Approved Broker-Dealer, Covered Persons and their Related Persons must arrange to have duplicate copies of trade confirmations and statements provided to the Legal & Compliance Department at the following address: Lazard Asset Management LLC, Attn: Chief Compliance Officer, 30 Rockefeller Plaza, 56th Floor, New York, NY 10112-6300. All other provisions of this policy will continue to apply to any Personal Securities Account that is not maintained at an Approved Broker-Dealer.

It is the responsibility of Covered Persons to disclose all relevant Personal Securities Accounts to LAM’s Legal & Compliance Department. Pursuant to Section H below, new Covered Persons must disclose their Personal Securities Accounts, and those of their Related Persons, through the Compliance Science System (or directly to the Legal & Compliance Department) within ten (10) calendar days of joining LAM. Existing Covered Persons must disclose new Personal Securities Accounts for which they or their Related Persons have a beneficial interest promptly to the Legal & Compliance Department, before any trading in Securities takes place.

D.	Restrictions

All trades by Covered Persons or Related Persons in Securities through Personal Securities Accounts must be pre-approved through the Compliance Science System (or directly by the Legal & Compliance Department where access to the System is not possible) pursuant to the procedures and exceptions set forth in Section E below (the “Pre-Clearance Requirement”).

1.	Conflicts with Client Activity. Subject to the exceptions below, no Security may be purchased or sold in any Personal Securities Account seven (7) calendar days before or after a LAM Client account trades in the same security (the “Blackout Period”).

2.	Conflicts with LAM Restricted List. No Security on the LAM Restricted List may be purchased or sold in any Personal Securities Account.
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3.	90 Day Holding Period. Securities transactions, including transactions in LAM Funds or Sub-Advised Funds and any derivatives, must be for investment purposes rather than for speculation. Consequently, subject to Section E below, Covered Persons or their Related Persons may not purchase and sell the same Securities within ninety (90) calendar days (i.e., a security acquired may be sold on the 91st day but not the 89th day after acquisition), calculated on a First In, First Out (FIFO) basis (the “90 Day Hold”). Profits from sales that occur within the 90 Day Hold are subject to disgorgement or other sanctions pursuant to Section J below.

4.	Public Offerings. No transaction for a Personal Securities Account may be made in Securities sold in an initial public offering or secondary offering.

5.	Private Placements. Securities offered pursuant to a private placement (e.g., hedge funds, private equity funds or any other pooled investment vehicle the interests or shares of which are offered in a private placement) may not be purchased or sold by a Covered Person or Related Person without the prior approval of LAM’s Chief Compliance Officer or his/her designee. Pre-approval of such investments must be requested by Covered Persons through the Compliance Science System. In connection with any decision to approve such a private placement, the Legal & Compliance Department will prepare a report of the decision that explains the reasoning for the decision and an analysis of any potential conflict of interest. Any Covered Person receiving approval to acquire Securities in a private placement must disclose that investment when the Covered Person participates in a subsequent consideration of an investment in such issuer by or for a LAM Client and any decision by or made on behalf of the LAM Client to invest in such issuer will be subject to an independent review by investment personnel of LAM with no personal interest in the issuer.

6.	Private Funds. Private funds are sold on a private placement basis and as noted above are subject to prior approval by LAM’s Legal & Compliance Department through the Compliance Science System. In considering whether or not to approve an investment in a hedge fund, the Chief Compliance Officer or his or her designee, will review a copy of the fund’s offering memorandum, subscription documents and other governing documents (“Offering Documents”), along with any side letters, as deemed appropriate in order to ensure that the proposed investment is being made in a manner that does not conflict with LAM’s fiduciary duties.

Upon receipt of a request by a Covered Person to invest in a hedge fund, the Legal & Compliance Department will contact the Fund of Funds Group (the “Team”) and identify the fund in which the Covered Person has requested permission to invest. The Team will advise the Legal & Compliance Department if the fund is on the Team’s approved list or if the Team is otherwise interested in investing Client assets in the fund. If the fund is not on the Team’s approved list and the Team is not interested in investing in the fund, the Chief Compliance Officer will generally approve the Covered Person’s investment, unless other considerations warrant denying the investment. If the fund is on the approved list or the Team may be interested in investing in the fund, then the Legal & Compliance Department will determine whether the fund is subject to capacity constraints. If the fund is subject to capacity constraints, then the Covered Person’s request will be denied and priority will be given to the

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Team to invest Client assets in the fund. If the fund is not subject to capacity constraints, then the Covered Person will generally be permitted to invest along with the Team. If the fund is on the approved list or the Team may be interested in investing in the fund, then the Covered Person’s investment will be reviewed by the Chief Compliance Officer or his or her designee as described above.

7.	Short Sales. Covered Persons are prohibited from engaging directly in short sales of any security. However, provided the investment is otherwise permitted under this Policy and has received all necessary approvals, an investment in a hedge fund interest or other permitted Security that engages in short selling is permitted. Covered Persons are prohibited from buying or otherwise taking a “long” position in a put option when they do not hold the underlying stock since this can result in a short sale on the expiration date of the contract.

8.	Inside Information. No transaction may be made in violation of the Material Non-Public Information Policies and Procedures (“Inside Information”) as outlined in Section 32 of the LAM Compliance Manual.

9.	Lazard Ltd Stock (LAZ). All trading in shares of LAZ by Covered Persons or Related Persons must be pre-cleared pursuant to Section F below, unless such trading is conducted by Lazard on behalf of Covered Persons or Related Persons through company programs. Trading in LAZ shares is subject to special trading prohibitions, the dates and conditions of which are determined by Lazard senior management; typically, LAZ trading will be prohibited beginning two weeks before each calendar quarter end through a date that is two business days after a public earnings announcement. Covered Persons are prohibited from entering into options contracts related to LAZ shares.

10.	Levered ETFs and ETNs. Covered Persons and Related Persons are prohibited from trading in securities of levered ETFs or ETNs in their Personal Securities Accounts. These financial instruments are inconsistent with the provisions of this Code, insofar as they generally are designed to be held for short-term periods and can invite speculative trade decisions. Examples of prohibited levered ETFs and ETNs are set forth in Exhibit C.

11.	Directorships. Covered Persons may not serve on the board of directors of any corporation or entity (other than a related Lazard entity) without the prior approval of LAM’s Chief Compliance Officer or General Counsel, pursuant to Section 34 of the LAM Compliance Manual.

12.	Control of Issuer. Covered Persons and Related Persons may not acquire any security, directly or indirectly, for purposes of obtaining control of the issuer.

13.	Prohibited Investment Platforms. Covered Persons are prohibited from maintaining Personal Securities Accounts on the retail-trading platform Robinhood Financial LLC. However, Fintech applications created by Approved Brokers are permitted under this Code.
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E.	Exemptions

The Chief Compliance Officer or his/her designee may determine that one of the following exemptions to the Policy applies:

1.	Exemptions from Pre-Clearance Requirement, Blackout Period and/or 90 Day Hold.

a)	Investments in open-end mutual funds other than LAM Funds or Sub-Advised Funds are exempt from these three requirements. However, Covered Persons and Related Persons are required to trade in such fund shares in compliance with the applicable prospectus. For purposes of clarity, investments in LAM Funds and Sub-Advised Funds remain subject to the Blackout Period (to the extent applicable), Pre-Clearance Requirement and 90 Day Hold.

b)	Investments in non-levered broad-based ETFs and ETNs to this Policy are also exempt from these three requirements; however, sales of any ETFs or ETNs in response to a margin call are subject to the Pre-Clearance Requirement.

c)	Sales attributable to tax-loss harvesting by a Covered Person or Related Person are subject to the Pre-Clearance Requirement but are not subject to the 90 Day Hold or the Blackout Period.

d)	Transactions in connection with corporate actions are also exempt from each of the Pre-Clearance Requirement, the Blackout Period and, as applicable, the 90 Day Hold.

e)	Direct investment programs, which allow the purchase of Securities directly from the issuer without the intermediation of a broker-dealer are exempt from the Blackout Period and the 90 Day Hold, provided that: (i) the timing and size of the purchases are established by a pre-arranged schedule (e.g., dividend reinvestment plans); and (ii) the Covered Persons obtains Pre-Clearance prior to participating in such program. Covered Persons also must provide Required Reporting Information relating to such investments in the annual report as specified in Section H.4.

f)	The Pre-Clearance Requirement, Blackout Period and/or 90 Day Hold generally shall not apply to transactions for which the Covered Person or Related Person does not have, or has relinquished, control. Examples include trades related to (1) deferred compensation award vestings (exempt from all three); (2) the exercise of Security- related rights on a pro rata basis (exempt from all three); and (3) a commitment to trade predetermined amounts of a Security on a specific future date, pre-arranged with the Legal & Compliance Department (exempt from Blackout Period only).

2.	Exceptions to the Pre-Clearance and/or Blackout Period

a)	Discretionary Exceptions. Purchases or sales of Securities which receive the prior approval of the Chief Compliance Officer or, in his or her absence, another senior
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member of the Legal & Compliance Department, may be exempted from the Blackout Period if such purchases or sales are determined to be unlikely to have any material negative economic impact on or give rise to an appearance of impropriety with respect to any Client account managed or advised by LAM. For example, the Chief Compliance Officer or his/her designee may find no conflicts or improprieties where Client activity within a Blackout Period is related to non-material inflows or outflows rather than discretionary investment decisions.

b)	De Minimis Exemptions. The Blackout Period shall not apply to any transaction in (1) an equity Security which does not exceed an aggregate transaction amount of $50,000 of the security, provided the issuer has a market capitalization greater than US $5 billion; (2) an equity Security which does not exceed an aggregate transaction amount of $25,000 of the security, provided the issuer has a market capitalization between US $500 million and US $5 billion; and (3) fixed income Securities, or series of related transactions, involving up to $25,000 face value of that fixed income security, provided that the issuer has a market capitalization of greater than US $5 billion for its equity Securities.

For purposes of clarity, any Securities subject to an exception above must be included on reports required to be submitted to the Legal & Compliance Department consistent with this Policy. Exceptions are not applicable to trades in any Security on the LAM Restricted List or trades in LAZ when a corporate trading prohibition is applicable.

F.	Prohibited Recommendations

No Investment Personnel shall recommend or execute any Securities transaction for any LAM Client account under his/her discretionary management, without having disclosed, through the Compliance Science System or otherwise in writing, to the Chief Compliance Officer or his/her designee any direct or indirect interest in such Securities or issuers (including any such interest held by a Related Person). Similarly, no Investment Personnel shall execute any Securities transaction for his/her Personal Securities Account without having disclosed through the Compliance Science System or otherwise in writing, to the Chief Compliance Officer or his/he designee, any direct or indirect interest that LAM Client accounts under his/her discretionary management may have. The interest could be in the form of:

1.	Any direct or indirect beneficial ownership of any Securities of such issuer;

2.	Any contemplated transaction by the person in such Securities;

3.	Any position with such issuer or its affiliates; or

4.	Any present or proposed business relationship between such issuer or its affiliates and the Investment Personnel or any party in which such Investment Personnel have a significant interest.
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The Exceptions in Section E(2), above, may apply to the pre-clearance requests subject to this Section F, within the discretion of the Chief Compliance Officer or his/her designee.

G.	Transaction Approval Procedures – Compliance Science System

All Security transactions by Covered Persons and Related Persons in Personal Securities Accounts must receive prior approval from the LAM Legal & Compliance Department as described below. To pre-clear a transaction, Covered Persons must on behalf of themselves or a Related Person:

1.	Electronically complete and “sign” the relevant trade request form in the Compliance Science system, completing all fields accurately [lam.complysci.com].

2.	After the request is processed, the Covered Person will be notified by the Compliance Science System if the order is approved or not approved. If the order is approved, the Covered Person or Related Person is responsible to transmit the order to the broker-dealer where his or her account is maintained.

Trade approvals from the Compliance Science System are only valid for the business day in which they are issued. If the approved trade is not executed by the broker-dealer of the Covered Person or Related Person on the business day the approval is received, the proposed trade must be re-submitted to the Compliance Science System for re-approval.

Pre-clearance requests will be processed though the Compliance Science System each business day from approximately 8:30 a.m. ET through 3:45 p.m. ET. The Legal & Compliance Department endeavors to preclear transactions promptly; however, transactions may not always be approved on the day in which they are received. This is especially the case where pre-clearance requests are received late in the business day. Certain factors, such as time of day the order is submitted or length of time it takes to confirm Client activity, all play a role in the length of time it takes to preclear a transaction.

H.	Required Reporting

1.	Initial Certification. Within 10 days of becoming a Covered Person, such Covered Person must submit to the Legal & Compliance Department an acknowledgement that they have received a copy of this Policy, and that they have read and understood its provisions.

2.	Initial Holdings Report. Within 10 days of becoming a Covered Person, the Covered Person must submit to the Legal & Compliance Department a statement of all Securities in which such Covered Person has any direct or indirect beneficial ownership. This statement must include (i) the title, number of shares and principal amount of each Security, (ii) the name of any broker, dealer, insurance company, or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of such Covered Person and (iii) the date of submission by the Covered Person; (i), (ii) and (iii), together with any other information required by the
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Compliance Science System, being the “Required Reporting Information”. The Required Reporting Information provided in this statement must be current as of a date no more than 45 days prior to the Covered Person’s date of employment at LAM.

3.	Quarterly Report. Within 30 days after the end of each calendar quarter, each Covered Person must provide a statement including the Required Reporting Information to the Legal & Compliance Department via the Compliance Science System relating to Securities transactions executed during the previous quarter for all Personal Securities Accounts and any new Personal Securities Accounts in which any Securities were held established during the previous quarter for the direct or indirect benefit of the Covered Person. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

4.	Annual Report. Each Covered Person shall submit within 45 days after the end of each calendar year an annual report to the Legal & Compliance Department via the Compliance Science System showing, as of the end of the calendar year the Required Reporting Information for each account in which any Securities are held for the direct or indirect benefit of the Covered Person or Related Persons. For purposes of clarity, a Covered Person’s investments in any direct investment program must be reported on the Covered Person’s annual report.

5.	Annual Certification. All Covered Persons are required to certify annually via the Compliance Science System that they have (i) read and understand this Policy and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this policy and (iii) disclosed or reported all Personal Securities Accounts and transactions required to be disclosed or reported pursuant to this Code. LAM will maintain a copy of this Policy on the intranet site accessible to all Covered Persons, and its annual certification request will identify the location of the Policy to all Covered Persons. Amendments to the Policy, if any, will be transmitted to Covered Persons electronically.

I.	Fund Directors.

Each Director who is not an “interested person” (as defined in the 1940 Act) of a LAM Fund and who would be required to provide reports pursuant to Section II.H of this Policy solely by reason of being a Director is excepted from such reporting requirements pursuant to Rule 17j-1(d)(2), except that the Director shall make a quarterly report to the Legal & Compliance Department of transactions in Securities if the Director knew or, in the ordinary course of fulfilling his or her official duties as a Director should have known, that during the 15-day period immediately before or after the Director’s transaction a LAM Fund on whose board the Director serves purchased or sold a Security, or the LAM Fund or LAM considered purchasing or selling the Security.

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J.	Sanctions.

The Legal & Compliance Department shall track all violations of this Policy and may impose appropriate sanctions, including without limitation warnings, disgorgement of trading profits to charity, and suspension of personal trading privileges. The Department shall report all material violations to LAM’s Chief Executive Officer or General Counsel, who may impose such sanctions as deemed appropriate, including, among other things, a letter of censure, fines, or suspension / termination of the violator’s employment.

K.	Retention of Records.

All records relating to personal Securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 204-2 under the Advisers Act and Rule 17j-1 under the 1940 Act. The Legal & Compliance Department shall have the responsibility for maintaining records created under this policy.

L.	Board Review.

The Chief Compliance Officer shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report regarding activity under this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

M.	Other Codes of Ethics.

To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or, for an open-end Fund only, principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

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Exhibit A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have “Beneficial Ownership” of Securities if you have or share a direct or indirect “Pecuniary Interest” in the Securities.

You have a “Pecuniary Interest” in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. “Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

4.	A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.	Your status as a trustee where either you or a member of your immediate family is a trust beneficiary.

2.	Your status as a trust beneficiary and you have or share investment control over trust transactions.

3.	Your status as a settler of a trust if you have the right to revoke the trust without the consent of a beneficiary and you have or share investment control over the Securities in the trust.
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The foregoing is only a summary of the meaning of “beneficial ownership”. For purposes of the attached policy, “beneficial ownership” shall be interpreted in the same manner, as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

16

Exhibit B

APPROVED BROKER-DEALERS

PREFERRED BROKERS

Fidelity

Charles Schwab

OTHER APPROVED BROKERS

Ameriprise Financial

Chase Investment Services Corp.

Citigroup

Commonwealth Financial Network

Dreyfus Brokerage Services

E*Trade

Edward Jones

Goldman Sachs

Interactive Brokers

JP Morgan Private Bank

Merrill Lynch

Morgan Stanley

RBC Wealth Mgmt/Advisor Services

T. Rowe Price

TD Ameritrade

UBS

Vanguard

17

Exhibit C

PROHIBITED LEVERED ETFs AND ETNs (EXAMPLES)

Note: This is not an exhaustive list of prohibited levered ETFs and ETNs.

Ticker	Name
AGA	DB AGRICULTURE DOUBLE SHORT
AGLS	ADVSHRS ACCUVEST GBL LNG SHR
AGQ	PROSHARES ULTRA SILVER
AMJL	CREDIT SUISSE X-LINKSMP2XLVGALRN
BAR	DIREXION DAILY GOLD BULL 3X
BARS	DIREXION DAILY GOLD BEAR 3X
BDCL	ETRACS 2X WELLS FARGO BDCI
BDD	DB BASE METALS DOUBLE LONG
BGU	DIREXION DAILY LARGE CAP BULL 3X
BGZ	DIREXION DAILY LARGE CAP BEAR 3X
BIB	PROSHARES ULTRA NASD BIOTECH
BIS	PROSHARES ULTRASHORT NAS BIO
BOIL	PROSHARES ULTRA BLOOMBERG NA
BOM	DB BASE METALS DOUBLE SHORT
BRIL	DIREXION DAILY BRIC BULL 3X
BRIS	DIREXION DAILY BRIC BEAR 3X
BRZS	DIREXION DAILY BRAZIL BEAR 3
BRZU	DIREXION DAILY BRAZIL BULL 3
BUNT	DB 3X GERMAN BUND FUTURES
BXDC	BARCLAYS ETN+SHORT C S&P 500
BXDD	BARCLAYS ETN+SHORT D S&P 500
BXUB	BARCLAYS ETN+LONG B S&P 500
BXUC	BARCLAYS ETN+LONG C S&P 500
BZQ	PROSHARES ULTRASHORT MSCI BR
CEFL	ETRACS MONTH PAY 2X LEV C/E
CHAU	DIREXION DAILY CSI 300 CHI A BULL 2X
CLAW	DIREXION DLY HOMEBLD SUP BEAR 3X
CMD	ULTRASHORT DJ-UBS COMMODITY PR
COWL	DIREXION DLY AGRI BULL 3X
COWS	DIREXION DAILY AGRI BEAR 3X
CROC	PROSHARES ULTRASHORT AUD
CSMB	X-LINKS 2XLEVRG MERGER ARB
CURE	DIREXION HEALTHCARE BULL 3X
18

CZI	DIREXION CHINA BEAR 3X SHARES
CZM	DIREXION CHINA BULL 3X SHARES
DAG	DB AGRICULTURE DOUBLE LONG
DDM	PROSHARES ULTRA DOW30
DEE	DB COMMODITY DOUBLE SHORT
DGAZ	VELOCITYSHARES 3X INVERSE NA
DGLD	VELOCITYSHARES 3X INVERSE GO
DGP	DB GOLD DOUBLE LONG ETN
DIG	PROSHARES ULTRA OIL & GAS
DPK	DIREXION DAILY DEV M BEAR 3X
DPST	DIREXION DLY REG BANKS BULL 3X
DRIP	DIREXION DLY SP OIL GAS EXP BEAR 3X
DRN	DIREXION DLY REAL EST BULL3X
DRR	MARKET VECTORS DBL SHORT EUR
DRV	DIREXION DLY REAL EST BEAR3X
DSLV	VELOCITYSHARES 3X INVERSE SI
DSTJ	JPMORGAN 2X SHORT TREASURY
DSXJ	JPMORGAN 2X SHORT 10 YR TREA
DTO	DB CRUDE OIL DOUBLE SHORT
DUG	PROSHARES ULTRASHORT OIL&GAS
DUST	DIREXION DAILY GOLD MINERS I
DVHL	ETRACS MON PAY 2XLEV HI INC
DVYL	ETRACS 2X DJ SEL DVD ETN
DWTIF	VELOCITYSHARES 3X INVERSE CR
DXD	PROSHARES ULTRASHORT DOW30
DXO	POWERSHARES DB CRUDE OIL 2X
DYY	DB COMMODITY DOUBLE LONG
DZK	DIREXION DLY DEV MKT BULL 3X
DZZ	DB GOLD DOUBLE SHORT ETN
EDC	DIREXION DLY EMG MKT BULL 3X
EDZ	DIREXION DLY EMG MKT BEAR 3X
EET	PROSHARES ULT MSCI EMER MKTS
EEV	PROSHARES ULTSHRT MSCI EM
EFO	PROSHARES ULTRA MSCI EAFE
EFU	PROSHARES ULTSHRT MSCI EAFE
EMLB	IPATH LONG ENHANCED MCSI EM IN
EMSA	IPATH SE MSCI EM INDEX ETN
EPV	PROSHARES ULTRASHORT FTSE EU
ERX	DIREXION DAILY ENERGY BUL 3X
ERY	DIREXION DLY ENERGY BEAR 3X
EUO	PROSHARES ULTRASHORT EURO
EURL	DIREXION DAILY FTSE EUROPE B
EURZ	DIREXION DAILY FTSE EUROPE B
19

EWV	PROSHARES ULTSHRT MSCI JAPAN
EZJ	PROSHARES ULTRA MSCI JAPAN
FAS	DIREXION DAILY FIN BULL 3X
FAZ	DIREXION DAILY FINL BEAR 3X
FBG	FI ENHANCED BIG CAP GR ETN
FBGX	FI ENHANCED LARGE CAP GROWTH
FCGL	DIREXION DAILY NATURAL GAS
FEEU	FI ENHANCED EUROPE 50 ETN
FIBG	CS FI ENHANCED BIG CAP GROW
FIEG	FI ENHANCED GLOBAL HI YLD
FIEU	CS FI ENHANCED EUROPE 50 ETN
FIGY	FI ENHANCED GLOBAL HIGH YLD
FINU	PROSHARES ULTRAPRO FINANCIAL
FINZ	PROSHARES ULTRAPRO SHORT FIN
FLGE	FI LARGE CAP GROWTH ENHANCED
FOL	FACTORSHARES 2X: OIL-S&P500
FSA	FACTORSHARES 2X: TBD-S&P500
FSE	FACTORSHARES 2X: S&P500-TBD
FSG	FACTORSHARES 2X: GOLD-S&P500
FSU	FACTORSHARES 2X: S&P500-USD
FXP	PROSHARES ULTRASHORT FTSE CH
GASL	DIREXION DLY NAT GAS BULL 3X
GASX	DIREXION DLY NAT GAS BEAR 3X
GDAY	PROSHARES ULT AUSTRALIAN DOL
GLDL	DIREXION DAILY GOLD BULL 3X
GLDS	DIREXION DAILY GOLD BEAR 3X
GLL	PROSHARES ULTRASHORT GOLD
GUSH	DIREXION DLY SP OIL GAS EXP BULL 3X
HAKD	DIREXION DAILY CYBER SEC BEAR 2X
HAKK	DIREXION DAILY CYBER SEC BULL 2X
HBU	PROSHARES ULTRA HOMEBUILDERS
HBZ	PROSHARES ULTRA SHORT HOMEBLD
HOML	ETRACS MON RESET 2X LEV ISE EHB
HYDD	DIREXION DAILY HIGH YIELD BEAR 2X
IGU	PROSHARES ULTRA INVEST GRADE
INDL	DIREXION DAILY MSCI INDIA BU
INDZ	DIREXION DAILY INDIA BEAR 3X
IPLT	2X INVERSE PLATINUM ETN
ITLT	POWERSHARES DB 3X ITAL TR BD
J10L	GUGGENHEIM INVERSE 2X S&P 50
J10U	GUGGENHEIM 2X S&P 500 ETF
JDST	DIREXION DLY JR GOLD BEAR 3X
JGBD	DB 3X INVERSE JAPANESE GOVT
20

JGBT	DB 3X JAPANESE GOVT BND FUT
JNUG	DIRXN DAILY JR BULL GOLD 3X
JPNL	DIREXION DAILY JAPAN 3X BULL
JPNS	JAPAN DAILY JAPAN 3X BEAR
JPX	PROSHARES U/S MSCI PAC X-JPN
KOLD	PROSHARES ULTRASHORT BLOOMBE
KORU	DIREXION DAILY SK BULL 3X
KORZ	DIREXION DAILY SOUTH KOREA
KRU	PROSHARES ULTRA S&P REGIONAL
LABD	DIREXION DAILY SP BIOTECH BEAR 3X
LABU	DIREXION DAILY SP BIOTECH BULL 3X
LBJ	DIREXION DLY LAT AMER BULL3X
LBND	DB 3X LONG 25+ YEAR TREASURY
LHB	DIREXION DLY LATIN AMER 3X
LMLP	ETRACS MNTH PAY 2XL WF MLP
LPLT	2X LONG PLATINUM ETN
LRET	ETRACS MON PAY 2XLEV MSCI SU REIT
LSKY	ETRACS MONTHLY 2XLEVERAGED ISE
LTL	PROSHARES ULTRA TELECOMMUNIC
MATL	DIREXION DLY BAS MAT BULL 3X
MATS	DIREXION DLY BAS MAT BEAR 3X
MDLL	DIREXION DAILY MID CAP BULL 2X
MFLA	IPATH LE MSCI EAFE INDEX ETN
MFSA	IPATH SE MSCI EAFE INDEX ETN
MIDU	DIREXION DLY MID CAP BULL 3X
MIDZ	DIREXION DLY MID CAP BEAR 3X
MLPL	ETRACS 2X LEV LG ALERIAN MLP
MLPQ	ETRACS 2X MON LEV ALER MLP INFRA
MLPZ	ETRACS 2X MON LEV SP MLP INDEX B
MORL	ETRACS MONTHLY PAY 2XLEVERAG
MVV	PROSHARES ULTRA MIDCAP400
MWJ	DIREXION DAILY MID CAP BULL 3X SHA
MWN	DIREXION DAILY MID CAP BEAR 3X SH
MZZ	PROSHARES ULTSHRT MIDCAP400
NAIL	DIREXION DAILY HOMEBL SUP BULL 3X
NUGT	DIREXION DAILY GOLD MINERS I
PILL	DIREXION DLY PHARMA MED BULL 2X
PILS	DIREXION DLY PHARMA MED BEAR 2X
PST	PROSHARES ULTRASHORT 7-10 YR
QID	PROSHARES ULTRASHORT QQQ
QLD	PROSHARES ULTRA QQQ
REA	RYDEX 2X ENERGY
REC	RYDEX INV 2X S&P ENERGY
21

RETL	DIREXION DLY RETAIL BULL 3X
RETS	DIREXION DLY RETAIL BEAR 3X
REW	PROSHARES ULTRASHORT TECH
RFL	RYDEX 2X FINANCIAL
RFN	RYDEX INV 2X FINANCIAL
RHM	RYDEX 2X HEALTH CARE
RHO	RYDEX INV 2X HEALTH CARE
RMM	RYDEX 2X S&P MIDCAP 400 ETF
RMS	RYDEX INVERSE 2X S&P MIDCAP
ROLA	IPATH LX RUSSELL 1000 ETN
ROM	PROSHARES ULTRA TECHNOLOGY
ROSA	IPATH SX RUSSELL 1000 ETN
RRY	RYDEX 2X RUSSELL 2000 ETF
RRZ	RYDEX INVERSE 2X RUSS 2000
RSU	GUGGENHEIM 2X S&P 500 ETF
RSU	GUGGENHEIM 2X S&P 500 ETF
RSW	GUGGENHEIM INVERSE 2X S&P 50
RSW1	GUGGENHEIM INVERSE 2X S&P 50
RTG	RYDEX 2X TECHNOLOGY
RTLA	IPATH LX RUSSELL 2000 ETN
RTSA	IPATH SX RUSSELL 2000 ETN
RTW	RYDEX INV 2X TECHNOLOGY
RUSL	DIREXION RUSSIA BULL 3X
RUSS	DIREXION DLY RUSSIA BEAR 3X
RWXL	UBS ETRACS M PY 2XLVG DJ INTL RELES
RXD	PROSHARES ULTRASHORT HEALTH
RXL	PROSHARES ULTRA HEALTH CARE
SAA	PROSHARES ULTRA SMALLCAP600
SBND	DB 3X SHORT 25+ YEAR TREAS
SCC	PROSHARES ULTRASHORT CONS SV
SCO	PROSHARES ULTRASHORT BLOOMBE
SDD	PROSHARES ULTRASHORT SC600
SDK	PROSHARES ULTSHRT RUS MC GRW
SDOW	PROSHARES ULTPRO SHRT DOW30
SDP	PROSHARES ULTSHRT UTILITIES
SDS	PROSHARES ULTRASHORT S&P500
SDYL	ETRACS 2X S&P DVD ETN
SFK	PROSHARES ULTSHRT R1000 GRW
SFLA	IPATH LX S&P 500 ETN
SFSA	IPATH SX S&P 500 ETN
SICK	DIREXION DLY HLTHCRE BEAR 3X
SIJ	PROSHARES ULTSHRT INDUSTRIAL
SINF	PROSHARES ULTRAPRO SHORT 10Y
22

SJF	PROSHARES ULTSHRT R1000 VALU
SJH	PROSHARES ULTRASHRT R2000 VA
SJL	PROSHARES ULTSHRT MC VALUE
SKF	PROSHARES ULTSHRT FINANCIALS
SKK	PROSHARES ULTSHRT RUS 2000 G
SMDD	PROSHARES ULTPRO SHRT MC400
SMHD	ETRACS MON PAY 2X LEV US SM CAP H
SMK	PROSHARES ULTRASHORT MSCI ME
SMLL	DIREXION DAILY SM CAP BULL 2X
SMN	PROSHARES ULTSHRT BASIC MAT
SOXL	DIREXION DAILY SEMI BULL 3X
SOXS	DIREXION DAILY SEMICON 3X
SPLX	ETRACS MNTHLY RESET 2XS&P500
SPUU	DIREXION DAILY S&P 500 2X
SPXL	DIREXION DAILY S&P 500 BULL
SPXS	DIREXION DAILY S&P 500 BEAR
SPXU	PROSH ULTRAPRO SHORT S&P 500
SQQQ	PROSHARES ULTRAPRO SHORT QQQ
SRS	PROSHARES ULTRASHORT RE
SRTY	PROSHARES ULTRAPRO SHRT R2K
SSDL	ETRACS MONTHLY 2X LEV ISE SSD IND
SSG	PROSHARES ULTSHRT SEMICONDUC
SSO	PROSHARES ULTRA S&P500
SYTL	DIREXION DAILY 7-10 YR TREA BULL 2X
SZK	PROSHARES ULTSHRT CONS GOODS
TBT	PROSHARES ULTRASHORT 20+Y TR
TBZ	PROSHARES ULTRASHORT 3-7 TSY
TECL	DIREXION DAILY TECH BULL 3X
TECS	DIREXION DAILY TECH BEAR 3X
TLL	PROSHARES ULTRASHORT TELECOM
TMF	DIREXION DLY 20+Y T BULL 3X
TMV	DIREXION DLY 20+Y TR BEAR 3X
TNA	DIREXION DLY SM CAP BULL 3X
TPS	PROSHARES ULTRASHORT TIPS
TQQQ	PROSHARES ULTRAPRO QQQ
TTT	PROSHARES ULT -3X 20+ YR TSY
TVIX	VELOCITYSHARES 2X VIX SH-TRM
TVIZ	VELOCITYSHARES 2X VIX MED-TM
TWM	PROSHARES ULTRASHORT R2000
TWQ	PROSHARES ULTSHRT RUSS 3000
TYD	DIREXION DLY 7-10Y T BULL 3X
TYH	DIREXION DAILY TECHNOLOGY BULL3X
TYO	DIREXION DLY 7-10Y T BEAR 3X
23

TYP	DIREXION DAILY TECHNOLOGY BEAR3X
TZA	DIREXION DLY SM CAP BEAR 3X
UBR	PROSHARES ULTRA MSCI BRAZIL
UBT	PROSHARES ULTRA 20+ YEAR TSY
UCC	PROSHARES ULTRA CONS SERVICE
UCD	PROSHARES ULTRA BLOOMBERG CO
UCO	PROSHARES ULTRA BLOOMBERG CR
UDNT	POWERSHARES DB 3X SHRT USD
UDOW	PROSHARES ULTRAPRO DOW30
UGAZ	VELOCITYSHARES 3X LG NAT GAS
UGE	PROSHARES ULTRA CONSUM GOODS
UGL	PROSHARES ULTRA GOLD
UGLD	VELOCITYSHARES 3X LONG GOLD
UINF	PROSHARES-ULTRAPRO 10 YR TIP
UJB	PROSHARES ULTRA HIGH YIELD
UKF	PROSHARES ULTRA RUS 1000 GR
UKK	PROSHARES ULTRA RUSS 2000 GR
UKW	PROSHARES ULTRA RUSS MC GRWT
ULE	PROSHARES ULTRA EURO
UMDD	PROSHARES ULTRAPRO MIDCAP400
UMX	PROSHARES ULTRA MSCI MEXICO
UPRO	PROSHARES ULTRAPRO S&P 500
UPV	PROSHARES ULTRA FTSE EUROPE
UPW	PROSHARES ULTRA UTILITIES
URE	PROSHARES ULTRA REAL ESTATE
URR	MARKET VECTORS DBLE LNG EURO
URTY	PROSHARES ULTRAPRO RUSS2000
USD	PROSHARES ULTRA SEMICONDUCT
USLV	VELOCITYSHARES 3X LNG SILVER
UST	PROSHARES ULTRA 7-10 YEAR TR
UUPT	POWERSHARES DB 3X LNG USD
UVG	PROSHARES ULTRA RUS 1000 VAL
UVT	PROSHARES ULTRA RUSS2000 VAL
UVU	PROSHARES ULTRA MID CAP VAL
UVXY	PROSHARES ULTRA VIX ST FUTUR
UWC	PROSHARES ULTRA RUSSELL 3000
UWM	PROSHARES ULTRA RUSSELL2000
UWTIF	VELOCITYSHARES 3X LONG CRUDE
UXI	PROSHARES ULTRA INDUSTRIALS
UXJ	PROSHARES ULT MSCI PAC X-JPN
UYG	PROSHARES ULTRA FINANCIALS
UYM	PROSHARES ULTRA BASIC MATERI
VZZ	IPATH LE SP500 VIX M/T FUTUR
24

VZZB	IPATH LE SP500 VIX M/T FUTURES
WDRW	DIREXION DLY REG BANKS BEAR 3X
XPP	PROSHARES ULTRA FTSE CHINA50
YANG	DIREXION DAILY FTSE CHINA BE
YCL	PROSHARES ULTRA YEN
YCS	PROSHARES ULTRASHORT YEN
YINN	DIREXION DAILY FTSE CHINA BU
ZSL	PROSHARES ULTRASHORT SILVER
25